Exhibit 5.1

[Goodwin Procter LLP Letterhead]

February 10, 2021

Terreno Realty Corporation

101 Montgomery Street, Suite 200

San Francisco, California 94104

Re:	Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) common stock, par value $0.01 per share (the “Common Stock”), of Terreno Realty Corporation, a Maryland corporation (the “Company”), and (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company. The Common Stock and Preferred Stock are sometimes referred to collectively herein as the “Securities.” The Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Maryland General Corporation Law and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s Articles of Amendment and Restatement, as further amended, corrected or supplemented and then in effect (the “Charter”).

Terreno Realty Corporation

February 10, 2021

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization; and

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with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the State Department of Assessments and Taxation of Maryland, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP